Exhibit 99.1

949 South Coast Drive, Third Floor
Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC

For more information contact	Equal Housing Lender
Curt Christianssen, CFO, 714-438-2500	Robert Sjogren, Chief Operating Officer, 714-438-2500

Pacific Mercantile Bancorp Announces Closing of Exchange Agreement
Eliminating All Outstanding Preferred Stock and Warrants

Costa Mesa, CA. —October 1, 2015 - Pacific Mercantile Bancorp (NASDAQ: PMBC), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, and PM Asset Resolution, Inc., a wholly owned non-bank subsidiary, today announced the September 30, 2015 closing of the Exchange Transaction, including the issuance of shares of PMBC common stock, as described in the Exchange Agreement (the “Exchange Agreement”) with SBAV, LP, an affiliate of Clinton Group, Inc. (“SBAV”), and Carpenter Community BancFund, L.P. and Carpenter Community BancFund-A, L.P. (together, the “Carpenter Funds”), pursuant to which SBAV and the Carpenter Funds exchanged an aggregate of 112,000 shares of the Company’s Series B Convertible 8.4% Noncumulative Preferred Stock (the “Series B Shares”), 35,225 shares of the Series C 8.4% Noncumulative Preferred Stock (the “Series C Shares”) and warrants to purchase 761,278 shares of the Company’s common stock (the “Warrants”) for an aggregate of 3,009,148 shares of the Company’s common stock, (the “Exchange Transaction”).
The Series B Shares, Series C Shares and Warrants exchanged by SBAV and the Carpenter Funds in the Exchange Transaction comprise all of the Company’s outstanding shares of preferred stock and warrants to purchase shares of the Company’s common stock. With the closing of the Exchange Transaction, PMBC’s capital structure consists solely of Company common stock.
Steve Buster, President & CEO of Pacific Mercantile Bancorp, commented, “We are excited to complete the Exchange Transaction, simplifying our capital structure and eliminating our quarterly preferred stock dividend accrual.
About Pacific Mercantile Bancorp
Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.
The Bank operates a total of seven financial centers in Southern California, four in Orange County and one each in Los Angeles, San Diego and San Bernardino Counties. The four Orange County financial centers are located in the cities of Newport Beach, Costa Mesa, La Habra and San Juan Capistrano, while the Los Angeles County financial center is located in the city of Beverly Hills, the San Diego County financial center is located in the city of La Jolla and the San Bernardino County financial center is located in the city of Ontario. In addition, the Bank offers comprehensive online banking services accessible at www.pmbank.com.

Exhibit 99.1

Forward-Looking Information
This news release contains statements which constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may" and include statements regarding the expected timetable for completing the Exchange Transaction. These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: possible delays or failure in satisfying the conditions to completion of the Exchange Transaction, including obtaining required regulatory approvals, and other risks and uncertainties set forth under the headings "Risk Factors" in our most recent Form 10-K and 10-Q reports, which are available online at www.sec.gov. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.
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Contact:
Robert Sjogren
EVP & Chief Operating Officer
714-438-2500